Exhibit 99.1
Virgin Galactic Announces First Quarter 2024 Financial Results and Provides Business Update

•'Galactic 07' Mission Planned for June 8, 2024
•Delta Class Spaceships on Track for Commercial Service in 2026
•VMS Eve Expected to Support Increased Flight Rate of up to 125 Flights per Year

ORANGE COUNTY, CALIFORNIA – May 7, 2024 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the "Company”) today announced its financial results for the first quarter ended March 31, 2024 and provided a business update.

Michael Colglazier, Chief Executive Officer of Virgin Galactic said, “It’s an exciting time for Virgin Galactic as we celebrate the success of VSS Unity with its upcoming 'Galactic 07' mission and remain laser focused on executing our Delta Class program. Tool delivery and parts fabrication are beginning to accelerate as we work to complete the bulk of the Delta design phase this summer and move more fully into the build phase. We remain on track for commercial service in 2026.”

First Quarter 2024 Financial Highlights

•Cash position remains strong, with cash, cash equivalents and marketable securities of $867 million as of March 31, 2024.
•Revenue of $2 million, compared to $0.4 million in the first quarter of 2023, driven by commercial spaceflight and membership fees related to future astronauts.
•GAAP total operating expenses of $113 million, compared to $164 million in the first quarter of 2023. Non-GAAP total operating expenses of $101 million in the first quarter of 2024, compared to $148 million in the first quarter of 2023.
•Net loss of $102 million, compared to a $159 million net loss in the first quarter of 2023, with the improvement primarily driven by lower operating expenses and an increase in interest income.
•Adjusted EBITDA totaled $(87) million, compared to $(140) million in the first quarter of 2023, primarily driven by lower operating expenses and an increase in interest income.
•Net cash used in operating activities totaled $113 million, compared to $136 million in the first quarter of 2023.
•Cash paid for capital expenditures totaled $13 million, compared to $3 million in the first quarter of 2023.
•Free cash flow totaled $(126) million, compared to $(139) million in the first quarter of 2023.
•Generated $7.3 million in gross proceeds through the issuance of 5.1 million shares of common stock as part of the Company's at-the-market offering program.

Business Updates
•Spaceship final assembly facility in Arizona on track to open in summer 2024.
•Production schedule for the Delta Class spaceships remains on track for revenue service in 2026.
•VMS Eve expected to support increased flight rate of up to 125 flights per year and an annualized run-rate of $450 million in revenue with the first two Delta Class spaceships.

Exhibit 99.1

Financial Guidance
The following forward-looking statements reflect our expectations for the second quarter of 2024 as of May 7, 2024 and are subject to substantial uncertainty. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

•Revenue for the second quarter of 2024 is expected to be approximately $3.5 million.
•Free cash flow for the second quarter of 2024 is expected to be in the range of $(110) million to $(120) million.

Non-GAAP Financial Measures
In addition to the Company's results prepared in accordance with generally accepted accounting principles in the United States (GAAP), the Company is also providing certain non-GAAP financial measures. A discussion regarding the use of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP information is presented later in this press release.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial +1 888-660-6431 or +1 929-203-2118 and enter the conference ID number 4014201. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.virgingalactic.com/events-and-presentations/. A recording of the webcast will also be available following the conference call.

About Virgin Galactic
Virgin Galactic is an aerospace and space travel company, pioneering human spaceflight for private individuals and researchers with its advanced air and space vehicles. Scale and profitability are driven by next generation vehicles capable of bringing humans to space at an unprecedented frequency with an industry-leading cost structure. You can find more information at https://www.virgingalactic.com/.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our spaceflight systems, next commercial space mission and proposed timing thereof, scaling of our future fleet, increasing our flight rate, providing repeatable and reliable access to space, development of our Delta Class spaceships and proposed timeline for testing and commercial service using such spaceships, development of our next generation motherships and proposed timing of delivery thereof, the timing of the opening of our spaceship factory in Arizona, the timing of the design process of our Delta Class spaceships and the delivery of parts ahead of assembling the initial Delta Class spaceships, expansion plans for spaceports around the world, and our objectives for future operations, growth plans and the Company’s financial forecasts, including second quarter 2024 expected revenue and free cash flow, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to any delay in future commercial flights of our spaceflight fleet, our ability to successfully develop and test our next generation vehicles, and the time and costs associated with doing so, our expected capital requirements and the availability of additional financing, and the other factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking

Exhibit 99.1

statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1

First Quarter 2024 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023

Revenue	$1,985	$392

Operating expenses:
Spaceline operations	22,591	318
Research and development	58,969	109,870
Selling, general and administrative	27,884	50,365
Depreciation and amortization	3,699	3,245
Total operating expenses	113,143	163,798

Operating loss	(111,158)	(163,406)

Interest income	12,308	7,330
Interest expense	(3,227)	(3,211)
Other income, net	145	30
Loss before income taxes	(101,932)	(159,257)
Income tax expense	80	128
Net loss	(102,012)	(159,385)
Other comprehensive income (loss):
Foreign currency translation adjustment	(8)	35
Unrealized gain (loss) on marketable securities	(864)	3,101
Total comprehensive loss	$(102,884)	$(156,249)

Net loss per share:
Basic and diluted	$(0.25)	$(0.57)

Weighted-average shares outstanding:
Basic and diluted	400,387	278,450

Exhibit 99.1

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$195,433	$216,799
Restricted cash	34,918	36,793
Marketable securities, short-term	569,778	657,238
Other current assets	37,324	39,999
Total current assets	837,453	950,829
Marketable securities, long-term	67,105	71,596
Property, plant and equipment, net	110,610	93,806
Other non-current assets	63,093	63,286
Total assets	$1,078,261	$1,179,517
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$32,886	$32,415
Customer deposits	92,334	97,841
Other current liabilities	46,534	55,404
Total current liabilities	171,754	185,660
Non-current liabilities:
Convertible senior notes, net	418,438	417,886
Other non-current liabilities	70,487	70,495
Total liabilities	660,679	674,041
Stockholders' Equity
Common stock	41	40
Additional paid-in capital	2,646,186	2,631,197
Accumulated deficit	(2,228,144)	(2,126,132)
Accumulated other comprehensive income (loss)	(501)	371
Total stockholders' equity	417,582	505,476
Total liabilities and stockholders' equity	$1,078,261	$1,179,517

Exhibit 99.1

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(102,012)	$(159,385)
Stock-based compensation	8,244	12,976
Depreciation and amortization	3,699	3,245
Amortization of debt issuance costs	552	535
Other non-cash items	(5,328)	(236)
Change in operating assets and liabilities:
Other current and non-current assets	3,835	7,594
Accounts payable	(7,480)	2,146
Customer deposits	(5,507)	(569)
Other current and non-current liabilities	(9,232)	(2,375)
Net cash used in operating activities	(113,229)	(136,069)
Cash flows from investing activities:
Capital expenditures	(13,072)	(2,767)
Purchases of marketable securities	(161,843)	(83,287)
Proceeds from maturities and calls of marketable securities	257,414	305,791
Other investing activities	598	—
Net cash provided by investing activities	83,097	219,737
Cash flows from financing activities:
Payments of finance lease obligations	(60)	(59)
Proceeds from issuance of common stock	7,272	32,044
Withholding taxes paid on behalf of employees on net settled stock-based awards	(269)	(1,870)
Transaction costs related to issuance of common stock	(52)	(320)
Net cash provided by financing activities	6,891	29,795
Net increase (decrease) in cash, cash equivalents and restricted cash	(23,241)	113,463
Cash, cash equivalents and restricted cash at beginning of period	253,592	342,627
Cash, cash equivalents and restricted cash at end of period	$230,351	$456,090

Cash and cash equivalents	$195,433	$415,682
Restricted cash	34,918	40,408
Cash, cash equivalents and restricted cash	$230,351	$456,090

Exhibit 99.1

Use of Non-GAAP Financial Measures
This press release references certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (GAAP), including total non-GAAP operating expenses, Adjusted EBITDA and free cash flow. The Company defines total non-GAAP operating expenses as total operating expenses other than stock-based compensation and depreciation and amortization. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization and stock-based compensation. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. None of these non-GAAP financial measures is a substitute for or superior to measures prepared in accordance with GAAP and should not be considered as an alternative to any other measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of total operating expenses to total non-GAAP operating expenses for the three months ended March 31, 2024 and 2023, respectively, is set forth below (in thousands):

	Three Months Ended March 31,
	2024	2023
Total operating expenses	$113,143	$163,798
Stock-based compensation	8,244	12,976
Depreciation and amortization	3,699	3,245
Total non-GAAP operating expenses	$101,200	$147,577
A reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2024 and 2023, respectively, is set forth below (in thousands):

	Three Months Ended March 31,
	2024	2023
Net loss	$(102,012)	$(159,385)
Interest expense	3,227	3,211
Income tax expense	80	128
Depreciation and amortization	3,699	3,245
Stock-based compensation	8,244	12,976
Adjusted EBITDA	$(86,762)	$(139,825)

Exhibit 99.1

The following table reconciles net cash used in operating activities to free cash flow for the three months ended March 31, 2024 and 2023, respectively (in thousands):

	Three Months Ended March 31,
	2024	2023
Net cash used in operating activities	$(113,229)	$(136,069)
Capital expenditures	(13,072)	(2,767)
Free cash flow	$(126,301)	$(138,836)

For media inquiries:
Aleanna Crane - Vice President, Communications
news@virgingalactic.com
575.800.4422

For investor inquiries:
Eric Cerny - Vice President, Investor Relations
vg-ir@virgingalactic.com
949.774.7637